UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2009

IMAGE ENTERTAINMENT, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-11071	84-0685613
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20525 Nordhoff Street, Suite 200, Chatsworth, California	91311
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 407-9100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Amendment of a Material Definitive Agreement.

On February 27, 2009, Image Entertainment, Inc. (“Image”) entered into the First Amendment (the “Amendment”) to that Agreement and Plan of Merger, dated November 20, 2009, with Nyx Acquisitions, Inc. (“Nyx”), and The Conceived Group, Inc. (“Merger Sub”), a wholly-owned subsidiary of Nyx (the “Merger Agreement”).

Under the Amendment, Nyx has agreed to pay Image an additional $500,000 (the “Third Deposit”) into a trust account to secure payment of the business interruption fee by 5:00 p.m. Pacific Time on March 2, 2009 (the “Third Deposit Deadline”), raising the business interruption fee from $1.8 million to $2.3 million. Image has agreed to extend the closing date of the merger to March 20, 2009 (the “Scheduled Closing Date”), from a closing date under the original terms of the Merger Agreement of February 26, 2009. Nyx also has an option under the Amendment to extend the closing date to March 26, 2009, if it deposits an additional $500,000 into a trust account by 5:00 p.m. on March 19, 2009 (the “Additional Deposit”), thus raising the business interruption fee to $2.8 million.

Nyx has also agreed to waive certain conditions to closing, including a waiver of Image’s representations and warranties and performance of its obligations under the Merger Agreement. Notwithstanding, Image shall continue to perform the obligations set forth in Section 6.01 (“Conduct of the Company and its Subsidiaries”) and Section 7.04 (“No Solicitation”) under the Merger Agreement. The parties have represented that neither is aware of any violations of Section 6.01 or Section 7.04 as of the date of the signing of the Amendment.

The Amendment changes the termination provisions of the Merger Agreement under Section 9.01(e), such that Image may terminate the Agreement if (a) Nyx does not pay Image the Third Deposit by the Third Deposit Deadline, or (b) the merger has not been consummated on or prior to the Scheduled Closing Date, other than as a result of the Company’s refusal to close in violation of the Merger Agreement.

Under the Amendment, Image has waived potential remedies against Nyx under the Merger Agreement in excess of the business interruption fee, provided that Nyx does not challenge Image’s right to the business interruption fee. The parties have also agreed to amend those Trust Instructions, dated November 20, 2008, relating to the business interruption fee (the “Amended Trust Instructions”). Under the Amended Trust Instructions, Nyx waives the right to challenge Image’s right to collect the business interruption fee in the event that Image terminates the Merger Agreement in accordance with Section 9.01(e).

Attached hereto as Exhibit 2.1 and incorporated herein by reference is a copy of the Amendment.

Item 8.01 Other Exhibits.

Attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference are copies of two press releases issued by Image Entertainment on February 27, 2009.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release, dated February 27, 2009.
99.2 Press release, dated February 27, 2009.
2.1   First Amendment to Agreement and Plan of Merger, dated February 27, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Date: March 4, 2009	By:	/s/ MICHAEL B. BAYER
Michael B. Bayer
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated February 27, 2009.

99.2	Press release, dated February 27, 2009.

2.1	First Amendment to Agreement and Plan of Merger, dated February 27, 2009.